                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest reported): December 3, 2001

                           OPTICAL CABLE CORPORATION
      ------------------------------------------------------------------
            (Exact name of registrant as specified in its chapter)

             Virginia                           0-27022                            54-1237042
----------------------------              ------------------------              ------------------
(State or other jurisdiction              (Commission File Number)                 (IRS Employer
       of incorporation)                                                        Identification No.)

 5290 Concourse Dr., Roanoke, Virginia                              24019
---------------------------------------                          ------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (540) 265-0690

Item 5. Other Events and Regulation FD Disclosure.

On December 3, 2001, Optical Cable Corporation (the "Company"), issued a press release that announced that, upon the recommendation of the independent Special Committee of its Board of Directors (the "Special Committee"), the Board of Directors had removed Mr. Robert Kopstein as the Company's President, Chief Executive Officer and Chairman.

The Special Committee was formed on October 2, 2001 to address issues on behalf of the Company and the shareholders of the Company shortly after the Board of Directors first learned that Mr. Kopstein had pledged substantially all of his personally-held unregistered shares of the Company to secure substantial personal margin loans from several brokerage firms.

Mr. Neil Wilkin, currently the Company's Senior Vice President & Chief Financial Officer, has assumed the additional responsibilities of Acting President until a successor to that position is named. Mr. Wilkin joined the Company on September 1, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                OPTICAL CABLE CORPORATION


Date: December 7, 2001          /s/ NEIL D. WILKIN, JR.
                                ------------------------------
                                    Neil D. Wilkin, Jr.
                                    Acting President, Senior VP and
                                    Chief Financial Officer